Exhibit 10.2

Sixth Amendment to Construction Loan Agreement

This Sixth Amendment to Construction Loan Agreement is dated as of the 2nd day of December, 2004, and is by and between LSCP, LLLP, an Iowa limited liability limited partnership (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, the BANK and BORROWER executed a written Construction Loan Agreement dated as of July 25, 2002, which, together will all amendments thereto, is collectively called the “AGREEMENT”.

WHEREAS, BORROWER has requested BANK to loan it up to the sum of $5,400,000.00 (the “EXPANSION LOAN”) to assist BORROWER in construction of improvements resulting in an expansion of its existing ethanol plant (“EXPANSION PROJECT”).

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.                                       Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.

2.                                       Paragraph 1.19 (i) of the AGREEMENT is hereby amended to read as follows:

                (i) as to the REVOLVING NOTE, July 22, 2005; as to TERM NOTE 2, TERM NOTE 3, TERM NOTE 4, June 1, 2008; and TERM NOTE 5, COMPLETION DATE.

3.             Effective immediately, paragraphs 1.1, 1.5 ,1.6, 1.7, 1.10, 1.25, 1.26, and 1.36 of the AGREEMENT are amended to read:

1.1           “ASSIGNMENT OF EXPANSION CONTRACT” means the assignment of the agreement (“EXPANSION CONTRACT”) between the BORROWER and ICM, Inc. (the “GENERAL CONTRACTOR”) for preparation of PLANS and construction of the EXPANSION PROJECT in accordance with PLANS therein described, by which the BORROWER assigns, as additional security for repayment of the OBLIGATIONS, the BORROWER’s interest in the EXPANSION CONTRACT in a form acceptable to the BANK in the exercise of its reasonable discretion.

1.5           “CLOSING” shall mean the date on which the BANK receives this AGREEMENT, executed by the BORROWER, together with TERM NOTE 5.

1.6           “CONSTRUCTION LOAN TERMINATION DATE” means the earlier of (i) the date which is ten months subsequent to CLOSING, (ii) the COMPLETION DATE, or (iii) such earlier date upon which the BANK’s commitment to make disbursements under TERM NOTE 5 is terminated.

1.7           “COMPLETION DATE” means the earlier of September 1, 2005, or the date the BANK determines following a proper inspection and in the exercise of BANK’s reasonable discretion, that the EXPANSION PROJECT has been completed in accordance with the PLANS.

1.10         “DRAW REQUEST” means forms acceptable to the BANK to be submitted to the BANK by BORROWER when a disbursement is requested under TERM NOTE 5.

1.25         “PLANS” means the plans and specifications prepared by the GENERAL CONTRACTOR for the EXPANSION PROJECT and identified to this AGREEMENT by the GENERAL CONTRACTOR, the BORROWER and the BANK.

1.26         “EXPANSION PROJECT” means the design and construction of an addition to BORROWER’s ethanol plant, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the PLANS, to be constructed on the PROPERTY.

1.36         “LIBOR RATE” shall mean (a) the quotient of the (i) LIBOR BASE RATE divided by (ii) one minus the applicable LIBOR RESERVE PERCENTAGE plus (b) 280 basis points in the case of the TERM NOTE 2, or 330 basis points in the case of TERM NOTE 5, or 380 basis points in the case of TERM NOTE 3, TERM NOTE 4, and REVOLVING NOTE.  The LIBOR RATE shall be adjusted automatically on and as of the effective date of any change in the LIBOR RESERVE PERCENTAGE.

4.             The following additional paragraphs 2.14, 2.15, and 2.16 shall be added to the AGREEMENT, immediately following existing paragraph 2.13:

2.14         EXPANSION LOAN.  The BANK agrees, on the terms and subject to the conditions hereinafter set forth, to make, from time to time during the period from the date of execution of this AGREEMENT to and including the CONSTRUCTION LOAN TERMINATION DATE disbursements to the BORROWER in an aggregate principal amount not to exceed the amount of the EXPANSION LOAN for the sole purpose of paying approved construction costs of the EXPANSION PROJECT.  If, prior to the COMPLETION DATE, there is paid to BANK a third party payment (a grant payment, for example), which is applied to the EXPANSION LOAN, BANK will advance such amount, or a lesser sum, as in BANK’s reasonable discretion is necessary to complete the EXPANSION PROJECT.  Approved construction costs are costs actually incurred in connection with the construction of the EXPANSION PROJECT, which shall include but not be limited to costs of permits, licenses, labor, supplies, materials, services, equipment, insurance premiums, real estate taxes and interest on disbursements.  Construction costs do not include the cost associated with termination under §14 of the General Conditions of Contract to the EXPANSION CONTRACT.

2.15         “TERM NOTE 5” means the promissory note of the BORROWER in the form of Exhibit 6-A evidencing borrowings under the EXPANSION LOAN of up to a maximum amount of Five Million Four Hundred Thousand ($5,400,000.00) Dollars. Notwithstanding any provisions of TERM NOTE 5, interest shall be payable at the rate provided therein only on such portions of the EXPANSION LOAN proceeds as actually have been disbursed pursuant to this AGREEMENT.

2.16         Prior to CONSTRUCTION COMPLETION DATE, BORROWER shall pay BANK interest only, due quarterly.  On CONSTRUCTION COMPLETION DATE, the outstanding balance of TERM NOTE 5 will be added to the principal balance of TERM NOTE 3, and thus repaid.

5.             Paragraph 8.7 of the AGREEMENT is hereby amended, effective immediately, to read:

8.7           Addresses for Notices, Etc.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the LOAN DOCUMENTS shall be in writing and mailed or delivered to the applicable party at its address indicated below:

If to the BORROWER:                         LSCP, LLLP (d/b/a Little Sioux Corn Processors, L.P.)

                                                                4808 F Avenue

                                                                Marcus, Iowa 50135

                                                                Attn:  Steve Roe

If to the BANK:                                    First National Bank of Omaha

                                                                1620 Dodge St. STOP 1050

                                                                Omaha, NE 68197-1050

                                                                Attention:  Omer Sagheer

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid, except that notices or requests to the BANK pursuant to any of the provisions hereunder shall not be effective until received by the BANK.

6.             At CLOSING, and prior to any advance of principal of the EXPANSION LOAN, BORROWER shall deliver to BANK, in form reasonably acceptable to BANK, the following:

A.                                   TERM NOTE 5

B.                                     The ASSIGNMENT OF EXPANSION CONTRACT duly executed by the BORROWER and consented to by the GENERAL CONTRACTOR and a copy of the EXPANSION CONTRACT, together with the General Conditions of Contract referred to therein.

C.                                     The PLANS for the EXPANSION PROJECT certified by ICM, Inc. and the BORROWER.

D.                                    A disbursement agreement, in form acceptable to BANK, by which AgStar Financial Services agrees to make the disbursements of TERM LOAN 5 and to monitor payment of suppliers and contractors furnishing goods and services for the EXPANSION PROJECT.

E.                                      A total project cost statement on the EXPANSION PROJECT duly executed by the BORROWER and the GENERAL CONTRACTOR, setting forth the anticipated total cost of the EXPANSION PROJECT’s completion.

F.                                      (reserved)

G.                                     An as built appraisal based upon the PLANS to be performed by Natwick Associates Appraisal Services which shows the as-completed value of the PROPERTY and EXPANSION PROJECT addressed to and otherwise acceptable to BANK.

H.                                    A title binder, issued by AgStar Financial Services, (the “TITLE COMPANY”) at BORROWER’s expense, constituting a commitment by the TITLE COMPANY to issue a mortgagee’s title policy in favor of the BANK as mortgagee under the MORTGAGE, that will be free from all standard exceptions, including mechanics’ liens and all other exceptions not previously approved by the BANK and that will insure the MORTGAGE to be a valid first lien on the PROPERTY.

I.                                         (reserved)

J.                                        Copies of all PERMITS from the applicable regulatory agencies from whom a permit or license is required.

K.                                    Copies of documents from the appropriate state, federal, city or county authority having jurisdiction over the PROPERTY and the EXPANSION PROJECT that provide to the reasonable satisfaction of the BANK that the EXPANSION PROJECT when constructed in accordance with the PLANS will comply in all material respects with all applicable ordinances, zoning, subdivision, platting, environmental and land use requirements, without special variance or exception, and such other evidence as the BANK shall reasonably request to establish that the PROJECT and the contemplated use thereof are permitted by and comply with all applicable use or other restrictions and requirements in prior conveyances, zoning ordinances, environmental laws and regulations, water shed district regulations and all other applicable laws or regulations, and governmental authorities having jurisdiction over the PROJECT.  BORROWER is not required to obtain advance confirmation from any governmental body that the PROJECT will comply with such ordinances, regulations and requirements.

L.                                      A signed opinion of counsel for the BORROWER, addressed to the BANK, opining that: 1) the BORROWER is duly organized and in good standing in the state of Iowa; 2) the BORROWER is qualified in each state in which it does business and is legally required to be qualified; 3) the BORROWER has the power to execute and deliver the LOAN DOCUMENTS and to borrow money and perform in accordance with the terms of the LOAN DOCUMENTS; 4) to the counsel’s knowledge, all actions and consents by BORROWER necessary to the validity of the LOAN DOCUMENTS have been obtained; 5) the LOAN DOCUMENTS have been duly signed and are the valid and binding obligation of the BORROWER and enforceable in accordance with their terms; and 6) to the best of counsel’s knowledge, the LOAN DOCUMENTS and the transactions contemplated there under do not conflict with any provision of the limited partnership agreement of BORROWER or any agreement binding upon the BORROWER or its properties.

M.                                 A recently certified copy of the BORROWER’s Limited Liability Limited Partnership Agreement, and any amendments, if applicable.

N.                                    A recently certified copy of the BORROWER’s Certificate of Limited Liability Limited Partnership and any amendments, if applicable.

O.                                    BORROWER shall provide an assignment, in form reasonably satisfactory to BANK, of all warranties existing at CLOSING and after CLOSING, which have been issued or will be issued to BORROWER by subcontractors and material suppliers to the EXPANSION PROJECT.

7.                                       At CLOSING, BORROWER shall pay to BANK an origination fee in the sum of $40,500, which BANK will share with its loan participants.

8.                                       BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, except as to the status of BORROWER being a limited partnership, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

9.                                       Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

In witness whereof the parties set their hands as of the date first written above.

First National Bank of Omaha	LSCP, LLLP,
an Iowa Limited Liability Limited Partnership
By Little Sioux Corn Processors, L.L.C., Its
General Partner

By: /s/ Omer Sagheer	By: /s/ Stephen G. Roe
Omer Sagheer,	Steve Roe, President of Little
Commercial Loan Officer	Sioux Corn Processors, L.L.C.

NOTARY ACKNOWLEDGMENT

STATE OF IOWA	)
) ss.
COUNTY OF Cherokee	)

                On this 2 day of November, 2004, before me, the undersigned, a Notary Public, personally appeared Steve Roe, President of Little Sioux Corn Processors, L.L.C., General Partner of LSCP, LLLP, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/Becky J. Nothem
Notary Public

TERM PROMISSORY NOTE

(Term Note 5)

Omaha, Nebraska	$5,400,000.00
Note Date: December 2, 2004	Maturity Date: September 1, 2005

                On or before September 1, 2005, LSCP, LLLP (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Five Million Four Hundred Thousand and no/100 ($5,400,000.00) Dollars or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the Construction Loan Agreement (“AGREEMENT”) executed by the BANK and BORROWER dated as of July 25, 2002, as it may, from time to time, be amended.  This Note evidences TERM NOTE 5 identified in the AGREEMENT.

                Interest on the principal amount outstanding shall accrue based on one month LIBOR   + 330 basis points.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.  Interest on this promissory note shall be payable quarterly.

                The AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER’s performance. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.

                As provided in the AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the  AGREEMENT and are provided by law. All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

Executed as of the 2 day of December, 2004.

LSCP, LLLP,
an Iowa Limited Liability Limited Partnership,
By Little Sioux Corn Processors, L.L.C.
Its General Partner

By:	/s/ Stephen G. Roe
Steve Roe, President of Little
Sioux Corn Processors, L.L.C.